Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING VP Balanced Portfolio, Inc., ING Variable Funds, ING Variable Portfolios, Inc., and ING VP Intermediate Bond Portfolio (collectively “ING Variable Product Funds”)

We consent to the use of our report dated February 29, 2008, incorporated herein by reference, on ING Variable Product Funds and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

February 19, 2009